Company Contacts:
Bradley B. Buechler                Randy C. Martin
Chairman, President and            Executive Vice President and
Chief Executive Officer            Chief Financial Officer
(314) 721-4242                     (314) 721-4242

For Immediate Release
Thursday, June 3, 2004

                         SPARTECH CORPORATION ANNOUNCES
       SECOND QUARTER FISCAL 2004 RESULTS AND DECLARES QUARTERLY DIVIDEND


Second Quarter Highlights:
   *Net Sales increased by 15% to $287.6 million
   *Operating Earnings rose by 25% to $28.1 million
   *Interest Expense declined by 1% to $6.2 million
   *Net Earnings increased by 28% to $13.5 million
   *Earnings Per Diluted Share was $.41 vs. $.36 per share last year

 Financial Summary (Unaudited)
 (Dollars in thousands, except per share data)
                                                Quarter Ended            %
                                          05/01/04       05/03/03      Change
 OPERATING RESULTS
   Net Sales                              $287,591      $250,488          15%
   Operating Earnings                     $  28,050     $  22,456         25%
   Net Earnings                           $  13,519     $  10,541         28%
   Earnings Per Share:
     Basic                                $    0.42   $      0.36         17%
     Diluted                              $    0.41   $      0.36         14%
 PERFORMANCE RATIOS
   Operating Earnings Per Pound Sold      $    0.075  $     0.068
   Operating Return on Net Sales               9.8%         9.0%
   Total Debt to Total Debt & Equity          47.2%        58.4%
   Return on Average Equity                   13.7%        14.1%

 "We are pleased to report that our second quarter produced record sales in both pounds and dollars, with renewed strength in practically every market we serve. Our backlogs are solid as we move into our fiscal third quarter, and this bodes well for a continuation of the excellent volumes we experienced over the last three months."
       -Bradley B. Buechler, Chairman, President & Chief Executive Officer-
                                     -more-

SPARTECH CORPORATION
SECOND QUARTER FISCAL 2004 RESULTS & QUARTERLY DIVIDEND
ADD 1


                         SPARTECH CORPORATION ANNOUNCES

       SECOND QUARTER FISCAL 2004 RESULTS AND DECLARES QUARTERLY DIVIDEND


     ST. LOUIS, June 3, 2004 - Spartech Corporation (NYSE:SEH) announced today increases in both sales and earnings for its second quarter ended May 1, 2004.

     Spartech's Chairman, President and CEO, Bradley B. Buechler, reported that sales for the second quarter of fiscal 2004 were $287.6 million, an increase of 15% from the $250.5 million reported in 2003. The Company's fiscal 2004 second quarter operating earnings were $28.1 million or 25% greater than the $22.5 million reported for the same quarter last year. Second quarter 2004 net earnings were $13.5 million, or $0.41 per diluted share, compared to the $10.5 million, or $0.36 per diluted share, reported in 2003.

     Commenting on the results, Mr. Buechler stated, "We are pleased to report that our second quarter produced record sales, in both pounds (375 million) and dollars ($287.6 million), with the economy continuing to improve as the quarter progressed. We saw a strengthening in practically every market served by us during the quarter.especially strong were the building & construction and transportation markets. And net earnings, though not a record at $13.5 million, represented our 50th consecutive profitable quarter dating back to the first quarter of fiscal 1992. Our overall capacity utilization rate was in the upper 80% range during the quarter, and our backlogs are solid as we move into the third quarter. This bodes well for a continuation of the excellent volumes we experienced during the last three months."

SEGMENT RESULTS

     Custom Sheet & Rollstock - Our Custom Sheet & Rollstock segment saw sales grow by nearly 16% during the quarter, with the increase being generated roughly one-third from acquisitions and two-thirds from internal growth & price/product mix changes. Continued strength in the building & construction and sign & advertising markets we serve, combined with new volume from our 2003 acquisitions of PEP and TriEnda, were the principal reasons for the unit's sales increase to 184 million pounds for the quarter. The segment's operating margin--both on a per pound and percentage basis--saw continued increases during the quarter as well, with our conversion cost reduction initiatives beginning to pay off.

     (In Millions)

                         Second Quarter       First Six Months
                        2004      2003        2004       2003
                      --------  ----------  ---------  ---------
Net Sales               $188.8      $163.3     $349.0     $303.0
                      ========  ==========  =========  =========
Operating Earnings     $  21.9     $  18.0    $  37.0    $  30.6
                      ========  ==========  =========  =========

                                     -more-
SPARTECH CORPORATION
SECOND QUARTER FISCAL 2004 RESULTS & QUARTERLY DIVIDEND
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     Color & Specialty Compounds - Sales for the Company's Color & Specialty
     Compounds group also rose by double-digits (14%) during the second quarter. Slightly more than three-fourths of this volume (in pounds) increase to 178 million came from internal growth as the segment picked up several new customers which more than offset a decline in the group's tolling business. Operating margin at 8.7% of sales, for this our second largest segment, reflected a modest improvement over the prior year's 7.6% margin

     (In Millions)
                   Second Quarter        First Six Months
                  2004       2003        2004        2003
                 --------  ----------  ---------  ----------
Net Sales         $  77.8     $  68.0     $144.3      $127.9
                 ========  ==========  =========  ==========
Operating        $    6.7    $    5.2    $  12.3     $  10.5
Earnings
                 ========  ==========  =========  ==========

     Molded & Profile Products -The Company's Molded & Profile Products group produced another solid performance during the second quarter, with sales increasing by 9%, but more importantly operating earnings rising by approximately 35%. Strong performances by the group's custom engineered wheels and acrylic rods & tubes product lines led the way for this segment during the second quarter.

      (In Millions)
                        Second Quarter        First Six Months
                       2004      2003        2004        2003
                     --------  ----------  ---------   ----------
Net Sales             $  21.0     $  19.2    $  35.8       $ 33.3
                     ========  ==========  =========   ==========
Operating Earnings   $    2.6    $    1.9   $    3.8      $   2.5
                     ========  ==========  =========   ==========

     Mr. Buechler added, "We continue to be encouraged by the overall economic improvement, but remain cautiously optimistic due to fluctuating resin prices and occasional supply concerns related to crude oil. However, on a more positive note, we are also seeing an increase in potential acquisition candidates coming to market. Based upon these factors and our solid backlog at the end of the second quarter, we continue to believe that Spartech should generate year-over-year improved earnings results in each of the final two quarters of fiscal 2004. Our current guidance for the Company's full fiscal 2004 remains $1.38-$1.43 earnings per diluted share. As always, our guidance does not give any positive effect for future acquisitions that could be completed later this year."


                                     -more-
SPARTECH CORPORATION
SECOND QUARTER FISCAL 2004 RESULTS & QUARTERLY DIVIDEND
ADD 3



     Finally, Mr. Buechler announced that the Company's Board of Directors declared a second quarter cash dividend of 11cents per common share, payable on July 1, 2004, to common shareholders of record on June 17, 2004.

     Spartech Corporation is a leading producer of engineered thermoplastic materials, polymeric compounds, and molded & profile products, which has 47 facilities located throughout the United States, Canada, Mexico, and Europe, with annual production capacity of more than 1.3 billion pounds and sales of approximately $1 billion, annually.

Safe Harbor For Forward-Looking Statements
     Statements contained herein which are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 which are intended to be covered by the safe harbors created thereby. For a summary of important facts which could cause the Company's actual results to differ materially from those included in, or inferred by, the forward-looking statements, refer to the Company's Form 10-K for the fiscal year ended November 1, 2003, which is on file with the Securities and Exchange Commission.





                                -TABLE TO FOLLOW-
SPARTECH CORPORATION
SECOND QUARTER FISCAL 2004 RESULTS & QUARTERLY DIVIDEND
ADD 4

                              SPARTECH CORPORATION
                    (In Thousands, Except Per Share Amounts)

Operating Results
                   Three Months Ended (Unaudited) Six Months Ended (Unaudited)
                     May 1,    May 3,    Percent    May 1,     May 3,   Percent
                      2004      2003     Change      2004       2003    Change
                   ---------  --------  --------  ---------   --------  -------
Net Sales          $287,591   $250,488      15%   $529,054    $464,188     14%
                   =========  ========  ========  =========   ========  =======
Operating Earnings $ 28,050   $ 22,456      25%   $ 46,849    $ 38,199     23%
                   =========  ========  ========  =========   ========  =======
Interest           $  6,175   $  6,265     (1%)   $ 12,505    $ 12,371      1%
                   =========  ========  ========  =========   ========  =======
Income Tax         $  8,356   $  5,650      48%   $ 13,119    $  9,129     44%
Provision
                   =========  ========  ========  =========   ========  =======
Net Earnings       $ 13,519   $ 10,541      28%   $ 21,225    $ 16,699     27%
                   =========  ========  ========  =========   ========  =======
Earnings Per
Common
Share - Diluted    $    .41   $    .36      14%   $    .68    $    .57     19%
                   =========  ========  ========  =========   ========  =======
Weighted Average
Common Shares
Outstanding -
Diluted              37,054    31,102      19%      32,768     29,484      11%
                   =========  ========  ========  =========   ========  =======


SPARTECH CORPORATION
SECOND QUARTER FISCAL 2004 RESULTS & QUARTERLY DIVIDEND
ADD 5

                              SPARTECH CORPORATION
                            (In Thousands, Unaudited)


                                                      As Of
                                       May 1,          Nov. 1       Percent
                                        2004            2003        Change
                                     ----------      ---------     --------
Select Balance Sheet Data

Receivables, net                        $177,739       $149,546          19%
                                       =========       ========     ========
Inventories                             $117,348      $  99,671          18%
                                       =========       ========     ========
Property, Plant and Equipment, net      $281,883       $283,924            -
                                       =========       ========     ========
Accounts Payable & Accrued              $132,998       $132,764           1%
Liabilities
                                       =========       ========     ========
Total Debt                              $356,552       $383,819
                                                                        (7%)
                                       =========       ========     ========
Shareholders' Equity                    $399,612       $322,358          24%
                                       =========       ========     ========


                                      Three Months Ended                 Six Months Ended
                                    May 1,           May 3,           May 1,          May 3,
                                     2004             2003             2004            2003
                                --------------    ------------     ------------   -------------
Select Cash Flow Information

Cash Flow From Operations            $   1,518       $    7,211       $  (1,750)      $    6,106
                                     =========       ==========       ==========      ==========
Capital Expenditures                 $   7,283       $    7,424        $  12,514       $  12,013
                                     =========       ==========       ==========      ==========
Depreciation & Amortization          $   8,634       $    7,692        $  16,968       $  15,406
                                     =========       ==========       ==========      ==========
Borrowings(Payments) of Long-        $(47,928)         $  3,733        $(37,684)       $  12,392
Term Debt, Excluding
Acquisitions
                                     =========       ==========       ==========      ==========
Dividends on Common Stock            $   3,534       $    2,924        $   6,763      $    5,849
                                     =========       ==========       ==========      ==========
Treasury Stock Acquired,
  (Net of Option Proceeds)         $     (161)      $       261       $  (1,907)      $    1,446
                                     =========       ==========       ==========      ==========